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                                                                  EXHIBIT 4.1(b)
                                                                     (1997 10-K)

                                 AMENDMENT NO. 2


         This is Amendment No. 2 to an Amended and Restated Loan Agreement dated as of June 17, 1996, and subsequently amended by Amendment No. 1 dated October 11, 1996, between Oilgear Company ("Company") and M&I Marshall & Ilsley Bank ("M&I"), (the "Agreement").

         The Agreement is amended as follows:

1. SECTION 2.1 REVOLVING CREDIT LOANS.-SUBSECTION (C). The percent contained in line three (3) of this section is amended by deleting "2.00%" and inserting in its place "1.40%".

         This is the only change in the Agreement and all other terms and conditions are ratified and confirmed.


Dated: Jan. 23, 1997


M&I Marshall & Ilsley Bank (SEAL)               Oilgear Company   (SEAL)

By:/s/ Mark Hogan                               By:/s/ Thomas J. Price
   ------------------------                       -----------------------
Title:Senior Vice President                     Title:Vice President &
     ----------------------                       Corporate Secretary
                                                  -----------------------
By:/s/ Kathleen T. Coleman
   -----------------------
Title: Vice President
     ---------------------